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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 20 to the Registration Statement (Form F-10) of Sprott Physical Gold Trust (the "Trust") and the related Bid Circular by Sprott Asset Management Gold Bid LP to purchase all of the issued and outstanding units of Central GoldTrust in exchange of units of the Trust.

        We also consent to the incorporation by reference therein of our report dated March 10, 2015 with respect to the statements of financial position of the Trust as at December 31, 2014 and 2013, and the statements of comprehensive income (loss), changes in equity and cash flows for the years ended December 31, 2014 and 2013 and the effectiveness of internal control over financial reporting of the Trust as of December 31, 2014.

Toronto, Canada	/s/ "Ernst & Young LLP"
December 17, 2015	Chartered Professional Accountants Licensed Public Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM